EXHIBIT 99.1

Quanex Building Products Announces Fourth Quarter and Full Year 2025 Results

Net Sales Growth of ~44% Year-Over-Year
$75 Million of Debt Repaid in Fiscal 2025
Cash Provided by Operating Activities Increased ~86% Year-Over-Year
Healthy Balance Sheet and Strong Liquidity
Integration of Transformative Acquisition Substantially Complete and Thesis Remains Intact

HOUSTON, Dec. 11, 2025 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months and twelve months ended October 31, 2025.

The Company reported the following selected financial results:

	Three Months Ended October 31,		Twelve Months Ended October 31,
($ in millions, except per share data)	2025	2024	2025	2024
Net Sales	$489.8	$492.2	$1,837.6	$1,277.9
Gross Margin	$137.6	$117.1	$499.2	$305.6
Gross Margin %	28.1%	23.8%	27.2%	23.9%
Net income (loss)	$19.6	($13.9)	($250.8)	$33.1
Diluted EPS	$0.43	($0.30)	($5.43)	$0.90

Adjusted Net Income	$38.0	$38.5	$106.4	$97.5
Adjusted Diluted EPS	$0.83	$0.82	$2.30	$2.66
Adjusted EBITDA	$70.9	$81.1	$242.9	$182.4
Adjusted EBITDA Margin %	14.5%	16.5%	13.2%	14.3%

Cash Provided by Operating Activities	$88.3	$5.5	$164.9	$88.8
Free Cash Flow	$66.6	($8.2)	$102.3	$51.7

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and reconciliation tables for additional information)

George Wilson, Chairman, President and Chief Executive Officer, commented, “Our fiscal 2025 can be summarized by the successful integration of Tyman and the re-segmentation of our operating and reporting structure to align with our long-term strategic objectives, all while navigating a challenging macroeconomic environment. We believe the new segmentation represents a critical step in advancing our long-term Profitable Growth strategy and provides a solid framework to drive future revenue and margin expansion, which is consistent with the original thesis for the Tyman acquisition. Inflationary pressures, political instability, high interest rates, tariff uncertainty, housing affordability issues, and geopolitical tensions collectively weakened consumer confidence around the world, causing our end markets to decline meaningfully as compared to 2024. Despite these headwinds, we performed well and achieved another record year of safety performance, with both recordable incident and severity rates reaching historic lows.

“We continue to be encouraged by the overall resilience of the business in the current environment, demonstrated by our strong cash flow, which enabled us to repay a total of $75 million in bank debt in 2025. Our balance sheet remains healthy, and our liquidity improved further during the fourth quarter of 2025. While the integration of the Tyman business is substantially complete, we still believe there is a path to realizing approximately $45 million in cost synergies over time, above our initial projection of $30 million, which has been fully realized. In addition, we have made significant progress towards resolving the isolated operational issue at one of our window and door hardware plants in Mexico and we anticipate that the plant will be fully stabilized in the first half of fiscal 2026. Looking ahead, we continue to be optimistic about our prospects for profitable growth and value creation.”

Fourth Quarter and Fiscal 2025 Results Summary

Quanex reported net sales of $489.8 million during the three months ended October 31, 2025, which represents a decrease of 0.5% compared to $492.2 million for the same period of 2024, mainly due to lower volume. The Company reported net sales of $1.84 billion during the twelve months ended October 31, 2025, which represents an increase of 43.8% compared to $1.28 billion for the same period of 2024. The increase for the full year was driven by the contribution from the Tyman acquisition that closed on August 1, 2024. In its Hardware Solutions segment, Quanex reported an increase of 1.4% in net sales for the fourth quarter of 2025, mostly due to foreign exchange and tariff pass-throughs, and an increase of 96.7% in net sales for the full year. In its Extruded Solutions segment, Quanex reported a decrease of 6.4% in net sales for the fourth quarter of 2025, driven by lower volumes, and an increase of 15.5% in net sales for the full year. For its Custom Solutions segment, the Company reported an increase of 2.1% in net sales for the fourth quarter of 2025, largely due to improved pricing, and an increase of 25.5% in net sales for the full year. (See Sales Analysis table for additional information)

On a consolidated basis, the decrease in adjusted earnings for the fourth quarter of 2025 was mainly due to lower volumes related to ongoing macroeconomic uncertainty coupled with low consumer confidence and operational challenges related to Quanex’s window and door hardware plant in Monterrey, Mexico.   The increase in adjusted earnings for the full year 2025, was primary attributable to the contribution from the Tyman acquisition combined with the realization of related cost synergies.

Balance Sheet & Liquidity Update

As of October 31, 2025, the Company had total debt of $703.9 million and Quanex’s leverage ratio of Net Debt to LTM Adjusted EBITDA was unchanged at 2.6x, compared to the prior quarter. As of October 31, 2025, Quanex reported a LTM Net Loss of $250.8 million, mainly due to the non-cash goodwill impairment reported in the third quarter, and LTM Adjusted EBITDA of $242.9 million (See Non-GAAP Terminology Definitions and Disclaimers section, Net Debt Reconciliation table and Last Twelve Months Adjusted EBITDA Reconciliation table for additional information)

The Company’s liquidity increased to $372.4 million as of October 31, 2025, consisting of $76.0 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2029, less letters of credit outstanding.

Share Repurchases

Quanex’s Board authorized a $75 million share repurchase program in December of 2021. Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The Company repurchased 199,712 shares of common stock for approximately $3.1 million at an average price of $15.58 per share during the three months ended October 31, 2025. Quanex repurchased 1,709,119 shares of common stock for approximately $32.4 million at an average price of $18.93 per share during the twelve months ended October 31, 2025. As of October 31, 2025, approximately $30.5 million remained under the existing share repurchase authorization.

Outlook

Mr. Wilson stated, “Our long-term view continues to be favorable as the underlying fundamentals for the residential housing market remain positive. We enter fiscal 2026 with a cautious outlook due to the ongoing macroeconomic challenges, but we are optimistic that demand for our products will improve as consumer confidence is restored over time. Our current view is that fiscal 2026 could be flat compared to fiscal 2025 from a revenue and EBITDA perspective, with puts and takes, but the first half of 2026 may be more challenged than the first half of 2025, which would imply a somewhat improved second half year-over-year.   Having said that, and consistent with the last few years, based on current macro indicators, recent conversations with our customers, limited transparency, and varying opinions on the macroeconomic outlook for 2026, we are again taking a measured approach to guidance. We believe it would be premature to give official guidance at this time and intend to re-visit guidance for 2026 when we report earnings for the first quarter. As macroeconomic uncertainty subsides and consumer confidence improves, we believe our team is well positioned to capitalize on pent-up demand. In the meantime, we will stay focused on the things that we can control, with an emphasis on generating cash to continue paying down debt and opportunistically repurchasing our stock.”

Conference Call and Webcast Information

The Company has also scheduled a conference call for Friday, December 12, 2025 at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link: https://register-conf.media-server.com/register/BI74e5fd99c2e14c3896a48692a347cd12

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, solar, refrigeration, custom mixing, building access and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude amortization of step-up for purchase price adjustments on inventory, asset impairment charges, transaction, advisory fees and reorganization costs, restructuring charges related to severance and disposal of software, amortization expense related to intangible assets, pension settlement refund and other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net), Adjusted EBITDA and LTM Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.

Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance.

Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.   Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: the Company’s ability to resolve an isolated operational issue at its window and door hardware plant located in Monterrey, Mexico, timing estimates or any other expectations related to the acquisition of Tyman, Quanex’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the Company’s industry, and Quanex’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. Therefore, you should not rely on any of these forward-looking statements. For a complete discussion of factors that may affect the Company’s future performance, please refer to Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements, whether written or oral, to reflect new information, developments or events.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2025	2024	2025	2024

Net sales	$489,846	$492,161	$1,837,641	$1,277,862
Cost of sales	352,284	375,111	1,338,413	972,238
Selling, general and administrative	69,008	86,891	277,261	190,470
Restructuring (credit) charges	(16)	-	10,191	-
Depreciation and amortization	25,630	27,329	103,444	60,328
Goodwill impairment charges	-	-	302,284	-
Operating income (loss)	42,940	2,830	(193,952)	54,826
Interest expense	(13,468)	(17,697)	(55,812)	(20,593)
Other, net	5,246	(2,671)	7,171	7,849
Income (loss) before income taxes	34,718	(17,538)	(242,593)	42,082
Income tax (expense) benefit	(15,147)	3,621	(8,213)	(9,023)
Net income (loss)	$19,571	$(13,917)	$(250,806)	$33,059

Earnings (loss) per common share, basic	$0.43	$(0.30)	$(5.43)	$0.91
Earnings (loss) per common share, diluted	$0.43	$(0.30)	$(5.43)	$0.90

Weighted average common shares outstanding:
Basic	45,502	47,015	46,170	36,416
Diluted	45,593	47,015	46,170	36,648

Cash dividends per share	$0.08	$0.08	$0.32	$0.32

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	October 31, 2025	October 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$76,018	$97,744
Restricted Cash	2,100	5,251
Accounts receivable, net	205,384	197,689
Inventories	254,122	275,550
Income taxes receivable	-	5,937
Prepaid assets	32,387	23,419
Other current assets	3,764	5,678
Total current assets	573,775	611,268
Property, plant and equipment, net	411,591	402,466
Operating lease right-of-use assets	154,866	126,715
Deferred tax assets	2,706	3,845
Goodwill	271,346	574,711
Intangible assets, net	549,137	597,909
Other assets	4,812	2,874
Total assets	$1,968,233	$2,319,788

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$131,307	$124,404
Accrued liabilities	95,155	103,623
Income taxes payable	12,076	6,620
Current maturities of long-term debt	27,561	25,745
Current operating lease liabilities	15,446	12,475
Total current liabilities	281,545	272,867
Long-term debt	665,268	737,198
Noncurrent operating lease liabilities	145,459	117,560
Deferred income taxes	135,993	162,304
Other liabilities	13,789	19,113
Total liabilities	1,242,054	1,309,042
Stockholders’ equity:
Common stock	512	513
Additional paid-in-capital	700,029	701,008
Retained earnings	164,710	430,405
Accumulated other comprehensive loss	(35,439)	(46,428)
Treasury stock at cost	(103,633)	(74,752)
Total stockholders’ equity	726,179	1,010,746
Total liabilities and stockholders' equity	$1,968,233	$2,319,788

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands) (Unaudited)

	Twelve Months Ended October 31,
	2025	2024
Operating activities:
Net (loss) income	$(250,806)	$33,059
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	103,444	60,328
Loss (gain) on disposition of capital assets	613	(5,218)
Stock-based compensation	3,685	2,952
Deferred income tax	(18,535)	(15,336)
Goodwill impairment charge	302,284	-
Charge for deferred loan costs and debt discount	-	3,469
Gain on deal contingent foreign exchange forward currency contract	-	(6,512)
Restructuring charges	4,561	-
Other, net	7,114	4,495
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(6,878)	973
Decrease in inventory	23,553	33,484
(Increase) decrease in other current assets	(3,653)	4,297
Increase (decrease) in accounts payable	3,313	(35,824)
(Decrease) increase in accrued liabilities	(9,657)	6,250
Increase in current income taxes payable	11,108	9,139
Decrease in other long-term liabilities	(4,693)	(7,155)
Other, net	(556)	411
Cash provided by operating activities	164,897	88,812
Investing activities:
Business acquisition	-	(398,554)
Capital expenditures	(62,642)	(37,086)
Proceeds from disposition of capital assets	634	15,046
Cash used for investing activities	(62,008)	(420,594)
Financing activities:
Borrowings under credit facilities	190,000	785,000
Repayments of credit facility borrowings	(265,000)	(83,750)
Debt issuance costs	-	(13,808)
Repayments of other long-term debt	(4,045)	(296,206)
Common stock dividends paid	(14,889)	(11,972)
Issuance of common stock	214	573
Proceeds from deal contingent foreign exchange forward currency contract	-	6,512
Payroll tax paid to settle shares forfeited upon vesting of stock	(1,400)	(1,193)
Purchase of treasury stock	(32,360)	-
Cash (used for) provided by financing activities	(127,480)	385,156
Effect of exchange rate changes on cash and cash equivalents	(286)	(8,853)
(Decrease) Increase in cash, cash equivalents and restricted cash	(24,877)	44,521
Cash, cash equivalents and restricted cash at beginning of period	102,995	58,474
Cash, cash equivalents and restricted cash at end of period	$78,118	$102,995

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2025	2024	2025	2024
Cash provided by operating activities	$88,254	$5,479	164,897	$88,812
Capital expenditures	(21,646)	(13,651)	(62,642)	(37,086)
Free Cash Flow	$66,608	($8,172)	102,255	$51,726

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of October 31,
	2025	2024
Term loan facility	$468,750	$493,750
Revolving credit facility	172,500	222,500
Finance lease obligations (1)	62,619	60,676
Total debt (2)	703,869	776,926
Less: Cash and cash equivalents	76,018	97,744
Net Debt	627,851	679,182

(1) Includes $56.4 million and $50.3 million in real estate lease liabilities considered finance leases under U.S. GAAP as of October 31, 2025 and 2024, respectively.
(2) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE LAST TWELVE MONTHS ADJUSTED EBITDA RECONCILIATION (In thousands, except per share data) (Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended October 31, 2025	Three Months Ended July 31, 2025	Three Months Ended April 30, 2025	Three Months Ended January 31, 2025	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net income (loss) as reported	$19,571	$(276,007)	$20,515	$(14,885)	$(250,806)
Income tax expense (benefit)	15,147	(8,191)	6,307	(5,050)	8,213
Other, net	(5,246)	(855)	159	(1,229)	(7,171)
Interest expense	13,468	14,218	13,940	14,186	55,812
Depreciation and amortization	25,630	33,882	19,192	24,740	103,444
Asset impairment charges	-	302,284	-	-	302,284
EBITDA	68,570	65,331	60,113	17,762	211,776
Cost of sales (1),(2)	308	148	976	9,007	10,439
Selling, general and administrative (1),(3)	2,056	3,449	1,110	3,869	10,484
Restructuring (credit) charges (4)	(16)	1,367	936	7,904	10,191
Adjusted EBITDA	$70,918	$70,295	$63,135	$38,542	$242,890

(1) Expense related to plant closure/relocation.
(2) Amortization of step-up for purchase price adjustments on inventory.
(3) Transaction, advisory fees, reorganization costs and product recall expenses.
(4) Restructuring charges related to severance.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended October 31, 2025			Three Months Ended October 31, 2024			Twelve Months Ended October 31, 2025			Twelve Months Ended October 31, 2024
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income (loss) as reported	$19,571	$0.43		$(13,917)	$(0.30)		$(250,806)	$(5.43)		$33,059	$0.90
Net income (loss) reconciling items from below	18,454	$0.40		52,440	$1.12		357,209	$7.73		64,462	$1.76
Adjusted net income and adjusted EPS	$38,025	$0.83		$38,523	$0.82		$106,403	$2.30		$97,521	$2.66

Reconciliation of Adjusted EBITDA	Three Months Ended October 31, 2025			Three Months Ended October 31, 2024			Twelve Months Ended October 31, 2025			Twelve Months Ended October 31, 2024
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income (loss)as reported	$19,571			$(13,917)			$(250,806)			$33,059
Income tax expense (benefit)	15,147			(3,621)			8,213			9,023
Other, net	(5,246)			2,671			(7,171)			(7,849)
Interest expense	13,468			17,697			55,812			20,593
Depreciation and amortization	25,630			27,329			103,444			60,328
Asset impairment charges	-			-			302,284			-
EBITDA	68,570			30,159			211,776			115,154
EBITDA reconciling items from below	2,348			50,891			31,114			67,229
Adjusted EBITDA	$70,918			$81,050			$242,890			$182,383

Reconciling Items	Three Months Ended October 31, 2025			Three Months Ended October 31, 2024			Twelve Months Ended October 31, 2025			Twelve Months Ended October 31, 2024
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$489,846	$-		$492,161	$-		$1,837,641	$-		$1,277,862	$-
Cost of sales	352,284	(308)	(1)	375,111	(29,363)	(1),(2)	1,338,413	(10,439)	(1),(2)	972,238	(31,501)	(1),(2)
Selling, general and administrative	69,008	(2,056)	(1),(3)	86,891	(21,528)	(1),(3),(4)	277,261	(10,484)	(1),(3)	190,470	(35,728)	(1),(3),(4)
Restructuring credit (charges)	(16)	16	(5)	-	-		10,191	(10,191)	(5)	-	-	(5)
EBITDA	68,570	2,348		30,159	50,891		211,776	31,114		115,154	67,229
Goowill impairment charges	-	-		-	-		302,284	(302,284)	(6)	-	-
Depreciation and amortization	25,630	(9,839)	(7)	27,329	(12,623)	(7)	103,444	(46,547)	(7)	60,328	(21,605)	(7)
Operating income (loss)	42,940	12,187		2,830	63,514		(193,952)	379,945		54,826	88,834
Interest expense	(13,468)	-		(17,697)	-		(55,812)	-		(20,593)	-
Other, net	5,246	238	(8)	(2,671)	3,271	(8)	7,171	120	(8)	7,849	(6,738)	(8)
Income (loss) before income taxes	34,718	12,425		(17,538)	66,785		(242,593)	380,065		42,082	82,096
Income tax (expense) benefit	(15,147)	6,029	(9)	3,621	(14,345)	(9)	(8,213)	(22,856)	(9)	(9,023)	(17,634)	(9)
Net income (loss)	$19,571	$18,454		$(13,917)	$52,440		$(250,806)	$357,209		$33,059	$64,462

Diluted earnings (loss) per share	$0.43			$(0.30)			$(5.43)			$0.90

(1) Expense related to plant closure/relocation.
(2) Amortization of step-up for purchase price adjustments on inventory.
(3) Transaction, advisory fees, reorganization costs and product recall expenses.
(4) Amortization of step-up for purchase price adjustments on accounts receivable.
(5) Restructuring credit (charges) related to severance and disposal of software.
(6) Goodwill impairment.
(7) Amortization expense related to intangible assets and onetime deprecation adjustment.
(8) Pension settlement refund and foreign currency transaction gains.
(9) Tax impact of net income reconciling items.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA (In thousands) (Unaudited)

This table provides gross margin, operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	Hardware Solutions	Extruded Solutions	Custom Solutions	Unallocated Corp & Other	Total
Three months ended October 31, 2025
Net sales	$226,883	$168,603	$103,401	$(9,041)	$489,846
Cost of sales	168,881	114,227	78,561	(9,385)	352,284
Gross Margin	58,002	54,376	24,840	344	137,562
Gross Margin %	25.6%	32.3%	24.0%		28.1%
Selling, general and administrative (1)	29,439	22,795	14,117	2,657	69,008
Restructuring (credit) charges	(219)	-	179	24	(16)
Depreciation and amortization	12,863	7,138	5,555	74	25,630
Operating income (loss)	15,919	24,443	4,989	(2,411)	42,940
Depreciation and amortization	12,863	7,138	5,555	74	25,630
EBITDA	28,782	31,581	10,544	(2,337)	68,570
Expense related to plant relocation (Cost of sales)	308	-	-	-	308
Credit related to plant relocation (SG&A)	(25)	-	-	-	(25)
Transaction, advisory fees, reorganization costs, and product recall expenses	113	87	31	1,850	2,081
Restructuring (credit) charges related to severance	(219)	-	179	24	(16)
Adjusted EBITDA	$28,959	$31,668	$10,754	$(463)	$70,918
Adjusted EBITDA Margin %	12.8%	18.8%	10.4%		14.5%

Three months ended October 31, 2024
Net sales	$223,712	$180,135	$101,240	$(12,926)	$492,161
Cost of sales	183,427	126,653	77,746	(12,715)	375,111
Gross Margin	40,285	53,482	23,494	(211)	117,050
Gross Margin %	18.0%	29.7%	23.2%		23.8%
Selling, general and administrative (1)	32,860	12,367	11,612	30,052	86,891
Restructuring charges					-
Depreciation and amortization	13,049	8,503	5,663	114	27,329
Operating (loss) income	(5,624)	32,612	6,219	(30,377)	2,830
Depreciation and amortization	13,049	8,503	5,663	114	27,329
EBITDA	7,425	41,115	11,882	(30,263)	30,159
Expense related to plant closure (Cost of sales)	-	887	-	-	887
Gain related to plant closure (SG&A)	-	(5,299)	-	-	(5,299)
Amortization of step-up for purchase price adjustments on inventory and accounts receivable	24,240	1,137	3,699	-	29,076
Transaction and advisory fees	268	88	-	25,871	26,227
Adjusted EBITDA	$31,933	$37,928	$15,581	$(4,392)	$81,050
Adjusted EBITDA Margin %	14.3%	21.1%	15.4%		16.5%

Twelve months ended October 31, 2025
Net sales	$841,674	$646,627	$388,210	$(38,870)	$1,837,641
Cost of sales	635,481	440,141	298,316	(35,525)	1,338,413
Gross Margin	206,193	206,486	89,894	(3,345)	499,228
Gross Margin %	24.5%	31.9%	23.2%		27.2%
Selling, general and administrative (1)	128,009	83,716	48,273	17,263	277,261
Restructuring charges	7,936	34	205	2,016	10,191
Depreciation and amortization	51,681	29,204	21,248	1,311	103,444
Goodwill impairment charges	163,198	54,934	84,152	-	302,284
Operating (loss) income	(144,631)	38,598	(63,984)	(23,935)	(193,952)
Depreciation and amortization	51,681	29,204	21,248	1,311	103,444
Asset impairment charges	163,198	54,934	84,152	-	302,284
EBITDA	70,248	122,736	41,416	(22,624)	211,776
Expense related to plant relocation (Cost of sales)	1,432	-	-	-	1,432
Expense related to plant relocation (SG&A)	221	-	-	-	221
Amortization of step-up for purchase price adjustments on inventory	7,453	365	1,189	-	9,007
Transaction, advisory fees, reorganization costs, and product recall expenses	1,510	263	81	8,409	10,263
Restructuring charges related to severance and disposal of software	7,936	34	205	2,016	10,191
Adjusted EBITDA	$88,800	$123,398	$42,891	$(12,199)	$242,890
Adjusted EBITDA Margin %	10.6%	19.1%	11.0%		13.2%

Twelve months ended October 31, 2024
Net sales	$427,839	$559,995	$309,441	$(19,413)	$1,277,862
Cost of sales	349,379	389,760	252,111	(19,012)	972,238
Gross Margin	78,460	170,235	57,330	(401)	305,624
Gross Margin %	18.3%	30.4%	18.5%		23.9%
Selling, general and administrative (1)	51,564	58,100	31,068	49,738	190,470
Restructuring charges	-	-	-	-	-
Depreciation and amortization	16,580	25,119	18,348	281	60,328
Operating income (loss)	10,316	87,016	7,914	(50,420)	54,826
Depreciation and amortization	16,580	25,119	18,348	281	60,328
EBITDA	26,896	112,135	26,262	(50,139)	115,154
Expense related to plant closure (Cost of sales)	-	3,025	-	-	3,025
Gain related to plant closure (SG&A)	-	(4,196)	-	-	(4,196)
Amortization of step-up for purchase price adjustments on inventory and accounts receivable	24,240	1,137	3,699	-	29,076
Transaction and advisory fees	268	88	-	38,968	39,324
Adjusted EBITDA	$51,404	$112,189	$29,961	$(11,171)	$182,383
Adjusted EBITDA Margin %	12.0%	20.0%	9.7%		14.3%

(1) Includes stock-based compensation (credit) expense for the three and twelve months ended October 31, 2025, respectively of ($1.2) million and $2.4 million, and $2.0 million and $7.4 million for the comparable prior year periods.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA RECONCILIATION (In thousands) (Unaudited)

This table reconciles our segment presentation, as previously reported in Exhibit 99.1 to our Current Report Form 8-K dated December 12, 2024 for the three and twelve months ended October 31, 2024, to the current presentation.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Tyman		Unallocated Corp & Other	Total
Three months ended October 31, 2024
Net sales	$172,031	$65,075	$52,761	$203,435		$(1,141)	$492,161
Cost of sales	127,448	40,258	44,136	163,946		(677)	375,111
Gross Margin	44,583	24,817	8,625	39,489		(464)	117,050
Gross Margin %	25.9%	38.1%	16.3%	19.4%			23.8%
Selling, general and administrative	10,072	8,310	5,373	44,453		18,683	86,891
Depreciation and amortization	5,107	2,715	3,004	16,438		65	27,329
Operating income (loss)	29,404	13,792	248	(21,402)		(19,212)	2,830
Depreciation and amortization	5,107	2,715	3,004	16,438		65	27,329
EBITDA	34,511	16,507	3,252	(4,964)		(19,147)	30,159
Expense related to plant closure (Cost of sales)	887	-	-	-		-	887
Net gain related to plant closure (SG&A)	(5,299)	-	-	-		-	(5,299)
Amortization of step-up for purchase price adjustments on inventory and accounts receivable	-	-	-	29,076		-	29,076
Transaction and advisory fees	-	-	-	10,359		15,868	26,227
Adjusted EBITDA	$30,099	$16,507	$3,252	$34,471		$(3,279)	$81,050
Adjusted EBITDA Margin %	17.5%	25.4%	6.2%	16.9%			16.5%

	Hardware Solutions(1)	Extruded Solutions(2)	Custom Solutions(3)	Tyman		Unallocated Corp & Other	Total
Three months ended October 31, 2024
Net sales	$223,712	$180,135	$101,240	$-		$(12,926)	$492,161
Cost of sales	183,427	126,653	77,746	-		(12,715)	375,111
Gross Margin	40,285	53,482	23,494	-		(211)	117,050
Gross Margin %	18.0%	29.7%	23.2%				23.8%
Selling, general and administrative	32,860	12,367	11,612	-		30,052	86,891
Depreciation and amortization	13,049	8,503	5,663	-		114	27,329
Operating income	(5,624)	32,612	6,219	-		(30,377)	2,830
Depreciation and amortization	13,049	8,503	5,663	-		114	27,329
EBITDA	7,425	41,115	11,882	-		(30,263)	30,159
Expense related to plant closure (Cost of sales)	-	887	-	-		-	887
Net gain related to plant closure (SG&A)	-	(5,299)	-	-		-	(5,299)
Amortization of step-up for purchase price adjustments on inventory and accounts receivable	24,240	1,137	3,699	-	-	-	29,076
Transaction and advisory fees	268	88	-	-		25,871	26,227
Adjusted EBITDA	$31,933	$37,928	$15,581	$-		$(4,392)	$81,050
Adjusted EBITDA Margin %	14.3%	21.1%	15.4%				16.5%

	NA Fenestration	EU Fenestration	NA Cabinet Components	Tyman		Unallocated Corp & Other	Total
Twelve months ended October 31, 2024
Net sales	$650,058	$230,712	$198,424	$203,435		$(4,767)	$1,277,862
Cost of sales	498,378	144,585	168,414	163,946		(3,085)	972,238
Gross Margin	151,680	86,127	30,010	39,489		(1,682)	305,624
Gross Margin %	23.3%	37.3%	15.1%	19.4%			23.9%
Selling, general and administrative	56,630	31,318	20,727	44,453		37,342	190,470
Depreciation and amortization	20,994	10,420	12,244	16,438		232	60,328
Operating income (loss)	74,056	44,389	(2,961)	(21,402)		(39,256)	54,826
Depreciation and amortization	20,994	10,420	12,244	16,438		232	60,328
EBITDA	95,050	54,809	9,283	(4,964)		(39,024)	115,154
Expense related to plant closure (Cost of sales)	3,025	-	-	-		-	3,025
Net gain related to plant closure (SG&A)	(4,196)	-	-	-		-	(4,196)
Amortization of step-up for purchase price adjustments on inventory and accounts receivable	-	-	-	29,076		-	29,076
Transaction and advisory fees	-	-	-	10,359		28,965	39,324
Adjusted EBITDA	$93,879	$54,809	$9,283	$34,471		$(10,059)	$182,383
Adjusted EBITDA Margin %	14.4%	23.8%	4.7%	16.9%			14.3%

	Hardware Solutions(1)	Extruded Solutions(2)	Custom Solutions(3)	Tyman		Unallocated Corp & Other	Total
Twelve months ended October 31, 2024
Net sales	$427,839	$559,995	$309,441	$-		$(19,413)	$1,277,862
Cost of sales	349,379	389,760	252,111	-		(19,012)	972,238
Gross Margin	78,460	170,235	57,330	-		(401)	305,624
Gross Margin %	18.3%	30.4%	18.5%				23.9%
Selling, general and administrative	51,564	58,100	31,068	-		49,738	190,470
Depreciation and amortization	16,580	25,119	18,348	-		281	60,328
Operating income (loss)	10,316	87,016	7,914	-		(50,420)	54,826
Depreciation and amortization	16,580	25,119	18,348	-		281	60,328
EBITDA	26,896	112,135	26,262	-		(50,139)	115,154
Loss on damage to manufacturing facilities (Cost of sales)	-	3,025	-	-		-	3,025
Net gain related to plant closure (SG&A)	-	(4,196)	-	-		-	(4,196)
Amortization of step-up for purchase price adjustments on inventory and accounts receivable	24,240	1,137	3,699	-		-	29,076
Transaction and advisory fees	268	88	-	-		38,968	39,324
Adjusted EBITDA	$51,404	$112,189	$29,961	$-		$(11,171)	$182,383
Adjusted EBITDA Margin %	12.0%	20.0%	9.7%				14.3%

(1) Contains a portion of the previously reported NA Fenestration segment.
(2) Contains a portion of the NA Fenestration segment and the EU Fenestration segment.
(3) Contains a portion of the NA Fenestration segment and the NA Cabinet Components segment.

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2025	2024	2025	2024

Hardware Solutions:(1)
Window and door hardware	$141,303	$146,187	$552,825	$146,187
Screens	77,545	75,677	280,814	279,804
Other	8,035	1,848	8,035	1,848
	$226,883	$223,712	$841,674	$427,839
Extruded Solutions:(2)
Window profiles	$73,526	$62,058	$278,399	$255,816
Seals and gaskets	18,601	21,321	80,916	21,321
Spacers	52,673	51,714	199,217	198,475
Solar	6,245	9,598	24,080	25,672
Flashing Tape	3,074	4,751	9,825	18,263
Window and door hardware	10,032	11,177	39,726	11,177
Other	4,452	19,516	14,464	29,271
	$168,603	$180,135	$646,627	$559,995
Custom Solutions:(3)
Wood solutions	$51,648	$52,761	$200,104	$198,424
Access solutions	27,746	25,792	101,904	25,792
Mixing solutions	24,007	22,687	86,202	85,225
	$103,401	$101,240	$388,210	$309,441

Unallocated Corporate & Other:
Eliminations	$(9,041)	$(12,926)	$(38,870)	$(19,413)
	$(9,041)	$(12,926)	$(38,870)	$(19,413)

Net Sales	$489,846	$492,161	$1,837,641	$1,277,862

(1) Reflects an increase of $2.5 million in revenue associated with foreign currency exchange rate impacts for the three and twelve months ended October 31, 2025, respectively.
(2) Reflects an increase of $2.5 million and $5.4 million in revenue associated with foreign currency exchange rate impacts for the three and twelve months ended October 31, 2025, respectively.
(3) Reflects an increase of $0.2 million in revenue associated with foreign currency exchange rate impacts for the three and twelve months ended October 31, 2025, respectively.